                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          The Stride Rite Corporation
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          The Stride Rite Corporation
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                      [THE STRIDE RITE LOGO APPEARS HERE]

                               191 SPRING STREET
                                 P.O. BOX 9191
                      LEXINGTON, MASSACHUSETTS 02173-9191

                                                                  March 3, 1997

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of The Stride Rite Corporation to be held at its executive offices, 191 Spring Street, Lexington, Massachusetts, on Wednesday, April 23, 1997, at 10:00 A.M. Registration will begin at 9:30 A.M.

  I believe that the Annual Meeting provides an excellent opportunity for stockholders to become better acquainted with Stride Rite and its directors and officers. I hope that you will be able to attend.

  Whether or not you plan to attend, the prompt execution and return of your proxy card will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation. I thank you for your continued interest and support.

                                          Sincerely,


                                          /s/Robert C. Siegel
                                         ----------------------
                                          Robert C. Siegel
                                          Chairman of the Board,
                                          President and Chief
                                          Executive Officer

                          THE STRIDE RITE CORPORATION

                               ----------------

                           NOTICE OF ANNUAL MEETING

                               ----------------

                                                       Lexington, Massachusetts
                                                                  March 3, 1997

To the Stockholders of
The Stride Rite Corporation

  The Annual Meeting of Stockholders of The Stride Rite Corporation, a Massachusetts corporation, will be held at its executive offices, 191 Spring Street, Lexington, Massachusetts, on Wednesday, April 23, 1997, at 10:00 A.M. (Boston time), for the following purposes:

  1. To elect to the Board of Directors of The Stride Rite Corporation those directors in the class of directors whose term expires at the 1997 Annual Meeting;

  2. To consider and act upon the matter of ratifying the selection of Coopers & Lybrand L.L.P. as auditors of The Stride Rite Corporation for the current fiscal year;

  3. To consider and act upon any other matters which may properly come before the meeting or any adjournments or postponements thereof.

  Only holders of record at the close of business on February 25, 1997 are entitled to receive notice of and to vote at the 1997 Annual Meeting.

                                              By Order of the Board of
                                               Directors

                                                /s/ Karen K. Crider
                                                ------------------------
                                                 Karen K. Crider, Clerk

  PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                          THE STRIDE RITE CORPORATION

               191 SPRING STREET, LEXINGTON, MASSACHUSETTS 02173

                               ----------------

                                PROXY STATEMENT

                  FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

GENERAL INFORMATION

  This Proxy Statement is being furnished to holders of common stock, par value $.25 per share (the "Common Stock"), of THE STRIDE RITE CORPORATION (the "Company") in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Stockholders on April 23, 1997 and at any adjournments or postponements of such meeting.

  All proxies delivered in response to this solicitation are revocable at the option of the person executing the proxy at any time before the voting of such proxies at the meeting. A proxy may be revoked in writing delivered to Karen
K. Crider, Clerk, at the principal executive offices of the Company prior to the Annual Meeting, or by attending the Annual Meeting and voting in person. Submission of a later dated proxy will revoke any earlier dated proxy. Unless previously revoked, proxies so delivered will be voted at the meeting. Where a choice or instruction is specified by the stockholder on a proxy, the proxy will be voted in accordance with such specification. Where a choice or instruction is not specified by such stockholder, the proxy will be voted as recommended by the directors.

  Only stockholders of record at the close of business on February 25, 1997 are entitled to receive notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. As of the close of business on February 25, 1997 there were outstanding and entitled to vote 49,202,513 shares of Common Stock. Each share is entitled to one vote.

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of that other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

  This Proxy Statement, the related form of proxy and the Company's Annual Report for the fiscal year ended November 29, 1996 are first being mailed together on or about March 3, 1997 to stockholders entitled to notice of and to vote at the meeting.

  The principal executive offices of the Company are located at 191 Spring Street, Lexington, Massachusetts 02173.

                           I. ELECTION OF DIRECTORS

  Pursuant to the provisions of Massachusetts law, the Board of Directors of the Company has three classes of directors who serve staggered three-year terms. The classes are as nearly equal in size as possible. Serving in Class I for terms expiring at the 1997 Annual Meeting of Stockholders, are Robert L. Seelert, Robert C. Siegel and Myles J. Slosberg. Robert C. Siegel was a member of Class II until December 11, 1996, when he was reassigned to Class I. Serving in Class II for terms expiring at the 1998 Annual Meeting are Donald
R. Gant and W. Paul Tippett, Jr. Serving in Class III for terms expiring at the 1999 Annual Meeting are Margaret A. McKenna, Frank R. Mori and Jeanette S. Wagner.

  The Board of Directors recommends that the stockholders elect Robert L. Seelert, Robert C. Siegel and Myles J. Slosberg, who have been duly nominated by the Board of Directors, to serve as the Class I directors for a term of office expiring at the 2000 Annual Meeting of Stockholders.

  It is the intention of the persons named as proxies to vote the proxies, unless authority to vote is specifically withheld, to elect as directors the three nominees listed above to the class of directors whose term expires at the 2000 Annual Meeting of Stockholders. The nominees were selected and reviewed with respect to their qualifications by the Committee on the Board and all have been previously elected by the Stockholders. The Company believes that the nominees will be able and willing to serve during their term of office. If any of them should be unable or choose not to serve, the persons named as proxies may vote in favor of such other person or persons as the Board of Directors at the time recommends.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTOR

  Set forth below are the name and age of each director currently in office and of the nominees for director, his or her principal occupation for the past five years, the year each became a director of the Company and the names of certain other companies in which he or she serves as a director.

NAME, AGE, PRINCIPAL OCCUPATION,                               DIRECTOR  TERM
BUSINESS EXPERIENCE AND DIRECTORSHIPS                           SINCE   EXPIRES
-------------------------------------                          -------- -------
NOMINEES FOR CLASS I DIRECTORS:
Robert L. Seelert, age 54.....................................   1993    1997
 Chief Executive Officer, Cordiant plc, an advertising and
  marketing communications firm, since July 1995. Mr. Seelert was a private investor from February 1994 to July 1995, the
  President and Chief Executive Officer of Kayser-Roth
  Corporation, a legwear company, from May 1991 to February
  1994, and President and Chief Executive Officer of Topco
  Associates, a supplier of private-label goods and
  perishables, from 1989 to 1991. Mr. Seelert is a director of
  Cordiant plc and of Senior Tour Players Development, Inc.
Robert C. Siegel, age 60......................................   1993    1997
 Chairman of the Board, President and Chief Executive Officer
  of the Company since December 1993. Previously, Mr. Siegel was President of the Dockers and Menswear divisions of Levi
  Strauss & Co., an apparel manufacturer and distributor, from
  1986 to 1993. Mr. Siegel is a director of London Fog
  Industries, Inc.

NAME, AGE, PRINCIPAL OCCUPATION,                                DIRECTOR  TERM
BUSINESS EXPERIENCE AND DIRECTORSHIPS                            SINCE   EXPIRES
-------------------------------------                           -------- -------
Myles J. Slosberg, age 60......................................   1961    1997
 Attorney in private practice since July 1994. From March 1991 to July 1994, Mr. Slosberg was an Assistant Attorney General
  for the Commonwealth of Massachusetts and from September 1990 to March 1991 was an associate with Stoneman, Chandler &
  Miller of Boston, Massachusetts. Mr. Slosberg was employed with the Company from 1959 to 1986. He served as the
  Executive Vice President of the Company from 1961 to 1986, as
  President of Stride Rite International, Ltd., the predecessor to Stride Rite Sourcing International, Inc., from 1985 to
  1986, as President of The Keds Corporation from 1980 to 1985, as President of Stride Rite Footwear, Inc., the predecessor of Stride Rite Children's Group, Inc.'s wholesale business from 1974 to 1980 and as President of Stride Rite Retail
  Corp., the predecessor to Stride Rite Children's Group,
  Inc.'s retail business from 1971 to 1974.
CONTINUING DIRECTORS:
                      CLASS II DIRECTORS
Donald R. Gant, age 68.........................................   1987    1998
 Limited Partner of The Goldman Sachs Group, L.P., an
  investment banking firm, since 1990. Mr. Gant was a General
  Partner of Goldman, Sachs & Co. for more than five years
  prior thereto. Mr. Gant is a director of Diebold,
  Incorporated and of ABC Rail Products Corporation.
W. Paul Tippett, Jr., age 64...................................   1993    1998
 Principal of Ann Arbor Partners, a consulting firm, since
  1990. Mr. Tippett was the Chairman and Chief Executive
  Officer of the Council of Great Lakes Industries, an alliance of Canadian and United States firms in the Great Lakes
  region, from 1992 to August 1994 and was President and a
  Director of Springs Industries, Inc., a major manufacturer of finished fabrics, home furnishings and industrial fabrics
  from 1985 to 1989. Prior to 1985, Mr. Tippett was Chairman of
  the Board and Chief Executive Officer of American Motors
  Corp., an automobile manufacturer. Mr. Tippett is a director of Lukens, Inc.
                      CLASS III DIRECTORS
Margaret A. McKenna, age 51....................................   1988    1999
 President of Lesley College since August 1985. Prior to
  becoming President of Lesley College, Ms. McKenna served as
  Vice President of Radcliffe College from 1981 to 1985, as
  Deputy Undersecretary of the United States Department of
  Education and Deputy Counsel to the President of the United
  States from 1977 to 1981 and as a trial attorney for the
  United States Department of Justice from 1970 to 1977. Ms.
  McKenna is a director of Consolidated Natural Gas Co. and
  Best Products Co., Inc.
Frank R. Mori, age 56..........................................   1996    1999
 Since 1986, President and CEO of Takihyo, Inc., which owns the
  Anne Klein group of companies, a women's apparel
  manufacturing organization, including Anne Klein & Company, of which Mr. Mori has been President and CEO since 1975.
Jeanette S. Wagner, age 67.....................................   1994    1999
 President, Estee Lauder International, Inc., a cosmetics
  company, since 1986. Mrs. Wagner is a director of American
  Greetings Corporation.

OWNERSHIP OF EQUITY SECURITIES

  The following table shows the beneficial ownership of Common Stock of (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the Common Stock and (ii) each director and nominee for director, the chief executive officer, the other executive officers listed in the summary compensation table and, as a group, of the directors and executive officers, reported to the Company as of the close of business on February 25, 1997. The numbers disclosed include shares as to which a right to acquire beneficial ownership within 60 days exists (for example, through the exercise of stock options, conversions of securities or through various trust arrangements) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, (the "1934 Act").

                                              SHARES OF COMMON STOCK
                                                BENEFICIALLY OWNED   PERCENT OF
                    NAME                       FEBRUARY 25, 1997(1)    CLASS
                    ----                      ---------------------- ----------
FMR Corp. ...................................     3,442,815(2)          7.0
  82 Devonshire Street
  Boston, MA 02199
Pioneering Management Corp. .................     2,745,900(3)          5.6
  60 State Street
  Boston, MA 02109
Donald R. Gant...............................        15,150(4)           (5)
Margaret A. McKenna..........................         9,150(6)           (5)
Frank R. Mori................................         5,000              (5)
Robert L. Seelert............................         7,500(7)           (5)
Robert C. Siegel.............................       301,918(8)           (5)
Myles J. Slosberg............................       193,630(9)           (5)
W. Paul Tippett, Jr. ........................        14,000(7)           (5)
Jeanette S. Wagner...........................         4,800(10)          (5)
Robert B. Moore, Jr. ........................        83,333(11)          (5)
Diane M. Sullivan............................        33,333(12)          (5)
Gerrald B. Silverman.........................        74,667(13)          (5)
Dennis Garro.................................        71,666(14)          (5)
The Directors and Officers listed above and
 other executive officers as a group (20
 persons)....................................     1,178,606(15)         2.4

--------
(1) With respect to directors and executive officers, based on information furnished by the director or executive listed.
(2) According to a Schedule 13G, dated February 13, 1997, filed with the Securities and Exchange Commission (the "SEC") by FMR Corp., such entity beneficially owned 3,442,815 shares of the Company's Common Stock as of December 31, 1996. According to such Schedule 13G, such entity had sole power to vote or direct the vote with respect to 183,467 shares and sole power to dispose or direct the disposition with respect to 3,442,815 shares. According to such Schedule 13G, 3,225,348 shares are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, which acts as investment adviser to various investment companies, and 217,467 shares are beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., and a bank as defined in Section 3 (a) (6) of the 1934 Act as amended. Edward C. Johnson, 3d, Chairman of FMR Corp, FMR Corp., through its control of Fidelity Management & Research Company, and the Fidelity Funds each has sole power to dispose of the 3,225,348 shares owned by the Fidelity Funds. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over the 217,467 shares beneficially owned by Fidelity Management Trust Company and sole power to vote or direct the voting of 183,467 such shares.

(3) According to a Schedule 13G, dated January 23, 1997, filed with the SEC by Pioneering Management Corporation, such entity beneficially owned 2,745,900 shares of the Company's Common Stock as of December 31, 1996, of which such entity had sole power to vote or direct the vote with respect to 2,745,900 shares, sole power to dispose or to direct disposition of 37,000 shares and shared power to dispose or to direct disposition of 2,708,900 shares.
(4) Includes currently exercisable options to purchase 5,000 shares, granted pursuant to the Company's 1994 Non-Employee Director Stock Ownership Plan (the "1994 Directors' Plan").
(5) Less than 1% of the outstanding shares of Common Stock.
(6) Includes currently exercisable options to purchase 5,000 shares, granted pursuant to the 1994 Directors' Plan. Not included in the number of shares listed are 1,000 shares held in trust for the benefit of Ms. McKenna's sister, of which Ms. McKenna disclaims beneficial ownership.
(7) Includes currently exercisable options to purchase 5,000 shares, granted pursuant to the 1994 Directors' Plan.
(8) Includes 160,000 shares Mr. Siegel is entitled to purchase under the Company's 1975 Executive Incentive Stock Purchase Plan (the "1975 Plan") and 86,666 shares Mr. Siegel is entitled to purchase under the Company's 1995 Long-Term Growth Incentive Plan (the "1995 Plan").
(9) Includes currently exercisable options to purchase 5,000 shares, granted pursuant to the 1994 Directors' Plan and 119,400 shares of Common Stock held in an irrevocable trust created on December 2, 1942 of which Mr. Slosberg's father was the settlor and Mr. Slosberg is one of two trustees, as of March 10, 1995, for the benefit of Mr. Slosberg's mother and for Mr. Slosberg and his siblings. Not included in the number of shares listed are 11,300 shares of Common Stock held in an irrevocable trust created on May 11, 1976 of which Mr. Slosberg is the settlor and Mr. Slosberg's wife is one of two trustees, for the benefit of the Slosberg's children, and under certain circumstances, for the benefit of Mr. Slosberg's wife, as a remainder interest. Mr. Slosberg disclaims beneficial ownership of these 130,700 shares of Common Stock.
(10) Includes currently exercisable options to purchase 3,300 shares, granted pursuant to the 1994 Directors Plan.
(11) Consists of 50,000 shares Mr. Moore is entitled to purchase under the 1975 Plan and 33,333 shares Mr. Moore is entitled to purchase under the 1995 Plan.
(12) Shares Ms. Sullivan is entitled to purchase under the 1995 Plan.
(13) Includes 50,000 shares Mr. Silverman is entitled to purchase under the 1975 Plan and 24,667 shares Mr. Silverman is entitled to purchase under the 1995 Plan.
(14) Includes 50,000 shares Mr. Garro is entitled to purchase under the 1975 Plan and 20,666 shares Mr. Garro is entitled to purchase under the 1995 Plan.
(15) Includes 224,126 shares and currently exercisable options to purchase 14,834 shares under the 1975 Plan and currently exercisable options to purchase 125,499 shares under the 1995 Plan beneficially owned by executive officers not separately listed above.

POLICIES WITH RESPECT TO THE COMPOSITION AND PROCEDURES OF THE BOARD OF
DIRECTORS

  In 1995, the Board of Directors adopted five guidelines with respect to the composition of the Board: (1) the Board should represent a balance of experience (including general management, sourcing, retailing, marketing, legal, product development, finance) and skills in dealing with product liability, environmental protection, and with ethnic, racial and gender issues; (2) while the preponderance of Board seats would be held by those with extensive business experience, skills and talents from academia, government and the non-profit sector should also be strongly considered; (3) there should be a balance on the Board with respect to age; (4) there should be mandatory retirement at age 70; and (5) as a matter of policy, a majority of the directors should be independent, non-employee directors.

  The Board of Directors has also adopted eleven fundamental operating procedures and policies, which are briefly described below.

  (1) The Board should be organized into at least four committees:
Compensation, Investment, Audit and the Committee on the Board (which replaced the Nominating Committee). Only independent Directors may serve on the Audit and Compensation Committees. The Committee on the Board is to consist of independent Directors and is to include the Chairman of the Board and/or the Chief Executive Officer, in an advisory capacity.

  (2) The Board itself should be responsible, in fact as well as procedure, for selecting its own members, who are to be screened by the Committee on the Board.

  (3) The Chairman is to make recommendations to the Committee on the Board with respect to committee memberships, on the basis of the experience and knowledge of the individual directors, their preferences and the need for continuity in certain areas.

  (4) The independent directors are to meet in executive session at least once per year, and to communicate the results of such meeting to the Chief Executive Officer.

  (5) Periodic reports are to be made to the Compensation Committee on executive compensation, with reference to executive compensation at comparable companies, and recommendations with respect to executive compensation are to be made to the Board of Directors by the Compensation Committee. The Committee on the Board should make recommendations to the Board of Directors on director compensation.

  (6) The full Board is to evaluate the Chief Executive Officer annually.

  (7) At least once every three years, the Committee on the Board should determine if each director's continued participation is in the best interests of the Company.

  (8) A working minimum of seven directors and maximum of eleven is desirable.

  (9) Board members should have access to the management of the Company.

  (10) There should be, and is, a mechanism for any director to call an executive session of the independent directors, at any time such director deems appropriate.

  (11) To help correlate the economic interests of directors and stockholders, a meaningful portion of director compensation should be in Common Stock of the Company.

  The Board of Directors has adopted these guidelines for the composition of the Board and operating policies and procedures as part of its on-going efforts to determine appropriate corporate governance procedures for the Company. The Board expects that it will continue to evaluate such guidelines, policies and procedures consistent with that goal.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  During the Company's 1996 fiscal year, which ended November 29, 1996, the Board of Directors held six meetings. All of the directors attended all of the meetings of the Board of Directors during the period they served. During fiscal 1996, the Board had standing Audit, Compensation and Investment Committees, and a Committee on the Board. All of the directors attended all of the meetings of committees of the Board on which they served.

  The Committee on the Board met two times during the 1996 fiscal year and is composed of Mr. Gant (Chairman), Ms. McKenna, Messrs. Mori and Tippett. The Committee on the Board reviews the performance of directors and recommends to the Board of Directors the selection of directors to be nominated and considers and recommends issues relating to Director compensation, pursuant to the Board of Directors' policies and procedures outlined above. With respect to the 1998 Annual Meeting, the Committee on the Board will consider nominees recommended by stockholders received by the Company on or before November 3, 1997, addressed to the Office of the Clerk, The Stride Rite Corporation, 191 Spring Street, P.O. Box 9191, Lexington, Massachusetts 02173-9191.

  The Audit Committee met three times during the 1996 fiscal year and is composed of Messrs. Seelert (Chairman), Mori and Slosberg and Mrs. Wagner. The Audit Committee recommends the selection of independent auditors to the Board of Directors, reviews the overall scope, as well as the results, of the annual audit, and reviews the overall internal controls of the Company.

  The Compensation Committee met four times during the 1996 fiscal year and is composed of Ms. McKenna (Chairperson), Messrs. Gant and Tippett and Mrs. Wagner. Members of the Compensation Committee are non-employee directors of the Company and are not eligible to participate in any Company employee compensation plan administered by the Compensation Committee or the Board of Directors. The Compensation Committee reviews executives' salaries, administers various incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and other key employees of the Company and its subsidiaries. The Compensation Committee Report for the 1996 fiscal year is set forth herein, commencing on page 14.

  The Investment Committee met two times during the 1996 fiscal year. It is composed of Messrs. Slosberg (Chairman), Seelert and Tippett. The Investment Committee recommends the selection of independent investment managers for the investment of the Company's pension funds and reviews and monitors the performance of the Company's pension funds. The Investment Committee also reviews the Company's short-term investment of the Company's available funds.

COMPENSATION OF DIRECTORS

  During the 1996 fiscal year, each Director received an annual retainer of $18,500 and a meeting fee of $750 for each meeting of the Board of Directors. Each Director also received a fee of $750 for each meeting of a committee attended held in connection with a Board meeting, and if a Director acted as a committee chairperson, he or she received a meeting fee of $1,000. In addition, each Director receives a meeting fee of $1,500 for each non-telephonic committee meeting not held in association with a Board meeting, and if a Director acts as a committee chairperson, he or she receives a meeting fee of $2,000. No such meetings were held this year. Each Director received reimbursement for expenses incurred in attending Board and committee meetings.

  Each Director receives, pursuant to the 1994 Directors' Plan, a grant of 500 shares of Common Stock on the first business day following each Annual Meeting of Stockholders. In addition, each Director received, upon implementation of the same plan, and each person receives upon becoming a Director, a one-time option to purchase 5,000 shares of Common Stock with an exercise price equal to the market price on the date of grant, defined as the closing price for the Company's Common Stock on the New York Stock Exchange--Composite Tape. Each option is granted with a term of ten years from the date of grant, and becomes exercisable in three installments: 1,600 shares on the first anniversary of the grant and 1,700 shares on each of the second and third anniversaries of the grant.

EXECUTIVE COMPENSATION

 Summary Compensation Table

  The following table shows the compensation for the past three fiscal years of the Chief Executive Officer and each of the other four most highly compensated executive officers (the "named executive officers") as of the end of the Company's 1996 fiscal year.


                          SUMMARY COMPENSATION TABLE

                                                           LONG TERM COMPENSATION
                                                           ----------------------
                                     ANNUAL COMPENSATION           AWARDS
                                     -------------------           ------
                                                    OTHER
                                                   ANNUAL               ALL OTHER
                                                   COMPEN-               COMPEN-
NAME AND                  FISCAL   SALARY   BONUS  SATION   OPTIONS       SATION
PRINCIPAL POSITION         YEAR      ($)   ($)(1)  ($)(2)    (#)(3)       ($)(4)
------------------        ------   ------- ------- ------- ----------- ------------
Robert C. Siegel           1996    520,000     --      --       75,000       57,865
 Chairman of the Board,
 President and Chief       1995    520,000     --      --      100,000      100,287
 Executive Officer
                           1994(5) 467,714 225,000  65,083     370,000      114,126
-----------------------------------------------------------------------------------
Robert B. Moore, Jr.       1996    249,500     --      --       25,000       12,921
 President, Sperry
 Top-Sider, Inc.,          1995    230,583     --      --       40,000       22,113
 a subsidiary of the
 Company                   1994    210,000  92,794   2,640      55,000       18,179
-----------------------------------------------------------------------------------
Diane M. Sullivan          1996    212,032  40,000     --       60,000          720
 President,
 Stride Rite Children's    1995(6) 114,487  38,800     --       70,000          480
 Group, Inc.,
 a subsidiary of the       1994        --      --      --          --           --
 Company
-----------------------------------------------------------------------------------
Gerrald B. Silverman       1996    199,500  35,000     --       44,000       14,266
 Sr. Vice President,
 Sales,                    1995    199,500     --      --       76,000       16,096
 The Keds Corporation, a
 subsidiary of the         1994(7) 125,936  44,300  71,755      33,000        9,181
 Company
-----------------------------------------------------------------------------------
Dennis Garro               1996    218,400     --      --       30,000       14,186
 President, Retail
 Division                  1995    218,400     --  119,191      64,000       65,903

                           1994(8) 132,192  49,000  46,004      33,000        9,100

--------
(1) Amounts awarded under the Annual Incentive Compensation Plan for the respective fiscal years. The amount awarded (i) to Mr. Siegel for 1994 was guaranteed pursuant to Mr. Siegel's employment agreement with the Company,
    (ii) to Ms. Sullivan for 1995 was guaranteed pursuant to Ms. Sullivan's employment arrangement with the Company and for 1996 was in recognition of her performance and the attainment of financial goals by the Wholesale Division of Stride Rite Children's Group, Inc., (iii) to Mr. Silverman for 1996 was awarded pursuant to his employment arrangement for assuming the responsibilities of Senior Vice President of Sales for The Keds Corporation, and (iv) to Mr. Garro for 1994 was guaranteed pursuant to Mr. Garro's employment arrangement with the Company.
(2) Amounts reimbursed by the Company for the payment of taxes on non-deductible relocation expenses and/or imputed interest on loans, except as specified below. Except for Mr. Siegel and Mr. Silverman with respect to fiscal 1994 and Mr. Garro with respect to fiscal 1995 and fiscal 1994, no amounts for executive perquisites and other personal benefits, securities or property are shown because the aggregate dollar amount per executive is less than the lesser of either $50,000 or 10% of annual salary and bonus. Amounts shown for (i) Mr. Siegel consist of a reimbursement for tax planning of $805, a payment to cover taxes of $49,890 relating to relocation expenses and an automobile leasing allowance of $14,388, (ii) Mr. Silverman consist of a reimbursement for tax planning of $2,500, a payment to cover taxes of $62,958 relating to relocation expenses and an automobile allowance of $6,297 and (iii) Mr. Garro for 1995 include reimbursement for tax planning of $5,875, a payment to cover taxes of $99,177 relating to relocation expenses and an automobile leasing allowance of $14,139 and for 1994 include reimbursement for tax planning of $2,500, a payment to cover taxes of $39,285 relating to relocation expenses and an automobile leasing allowance of $4,219.

(3) Amounts for 1994 (with respect to grants made within fiscal 1994) awarded under the 1975 Plan. Awards made in fiscal 1995, 1996 and 1997, with respect to fiscal 1994, 1995 and for 1996, were awarded under the 1995 Plan. For Mr. Siegel in 1994, consists of options to purchase 290,000 shares granted pursuant to Mr. Siegel's October 21, 1993 employment agreement with the Company under the 1975 Plan and options to purchase 80,000 shares granted pursuant to the 1995 Plan. For Mr. Moore for 1994, awards include options for 30,000 shares granted in fiscal 1995 in respect of fiscal 1994, under the 1995 Plan and options for 25,000 shares granted in respect of fiscal 1994, under the 1975 Plan, pursuant to Mr. Moore's employment arrangement with the Company. For Ms. Sullivan in 1995, consists of options to purchase 30,000 shares granted pursuant to Ms. Sullivan's employment arrangement with the Company and 40,000 shares granted in fiscal 1996 in respect of fiscal 1995. For Mr. Silverman for 1995, consists of options to purchase 44,000 shares granted in fiscal 1996 in respect of fiscal 1995, under the 1995 Plan, and options to purchase 32,000 shares granted in fiscal 1995 under the 1975 Plan, pursuant to Mr. Silverman's employment arrangement with the Company. For Mr. Silverman for 1994, consists of options to purchase 15,000 shares granted in fiscal 1995 in respect of fiscal 1994, under the 1995 Plan, and options to purchase 18,000 shares, granted in fiscal 1994 under the 1975 Plan, pursuant to Mr. Silverman's employment arrangement with the Company. For Mr. Garro for 1995, consists of options to purchase 32,000 shares granted in fiscal 1996 in respect of fiscal 1995, under the 1995 Plan, and options to purchase 32,000 shares granted in fiscal 1995 under the 1975 Plan, pursuant to Mr. Garro's employment arrangement with the Company. For Mr. Garro for 1994, consists of options to purchase 15,000 shares granted in fiscal 1995 in respect of fiscal 1994, under the 1995 Plan, and options to purchase 18,000 shares, granted in fiscal 1994 under the 1975 Plan, pursuant to Mr. Garro's employment arrangement with the Company.
(4) Amounts awarded include (i) payments of dividend equivalents on shares of Common Stock subject to unexercised options granted under the 1975 Plan of $55,500, $97,150 and $110,200 for Mr. Siegel in respect of fiscal 1996, 1995 and 1994, respectively, $10,000, $16,750 and $11,875 for Mr. Moore in respect of fiscal 1996, 1995 and 1994, respectively, $9,200, $9,870 and $4,845 for Mr. Silverman in respect of fiscal 1996, 1995 and 1994, respectively, and $9,200, $9,870 and $5,130 for Mr. Garro in respect of fiscal 1996, 1995 and 1994, respectively; (ii) Company contributions to the executive's Employee Savings and Investment Plan account of $1,165, $1,937 and $2,726 for Mr. Siegel in respect of fiscal 1996, 1995 and 1994, respectively, $2,037, $1,969 and $2,310 for Mr. Moore in respect of fiscal 1996, 1995 and 1994, respectively, $2,574, $1,971 and $1,258 for Mr.
    Silverman in respect of fiscal 1996, 1995 and 1994, respectively and $2,648, $2,023 and $1,094 for Mr. Garro in respect of fiscal 1996, 1995 and 1994, respectively; (iii) amounts of insurance premiums paid by the Company for the term life insurance for the benefit of the executive of $1,200, $1,200 and $1,200 for Mr. Siegel in respect of fiscal 1996, 1995 and 1994, respectively, $720, $720 and $720 for Mr. Moore in respect of fiscal 1996, 1995 and 1994, respectively, $720 and $480 for Ms. Sullivan in respect of fiscal 1996 and 1995, respectively, $720, $720 and $456 for Mr. Silverman in respect of fiscal 1996, 1995 and 1994, respectively, and $720, $720 and $480 for Mr. Garro in respect of fiscal 1996, 1995 and 1994, respectively; (iv) imputed interest at the applicable federal rate on outstanding zero-interest loan balances of $164, $2,674 and $3,274 for Mr. Moore in respect of fiscal 1996, 1995 and 1994, respectively $1,772, $3,535 and $2,622 for Mr. Silverman in respect of fiscal 1996, 1995 and 1994, respectively, and $1,618, $3,290 and $2,396 for Mr. Garro in respect of fiscal 1996, 1995 and 1994, respectively; and (v) reimbursement for loss on sale of a home of $50,000 for Mr. Garro in respect of fiscal 1995.
(5) Mr. Siegel became Chairman of the Board, President and Chief Executive Officer of the Company on December 13, 1993.
(6) Ms. Sullivan joined the Company on April 24, 1995.
(7) Mr. Silverman joined the Company on April 4, 1994.
(8) Mr. Garro joined the Company on April 14, 1994.

 Stock Option Grants

  The following table shows information concerning options to purchase Company Common Stock granted with respect to fiscal 1996 to the named executive officers pursuant to the 1995 Plan.

                       OPTION GRANTS FOR FISCAL YEAR 1996

                                          INDIVIDUAL GRANTS
                           -----------------------------------------------
                                                                                  POTENTIAL
                                        % OF                                 REALIZABLE VALUE AT
                                       TOTAL                                   ASSUMED ANNUAL
                                      OPTIONS             MARKET            RATES OF STOCK PRICE
                                     GRANTED TO EXERCISE PRICE ON               APPRECIATION
                            OPTIONS  EMPLOYEES  OR BASE  DATE OF  EXPIRA-    FOR OPTION TERM(1)
                            GRANTED  FOR FISCAL  PRICE    GRANT     TION   -----------------------
  NAME                        (#)       YEAR     ($/SH)   ($/SH)    DATE   0%($)  5%($)   10%($)
  ----                     --------- ---------- -------- -------- -------- ----- ------- ---------
  Robert C. Siegel........ 75,000(2)    6.3      11.25    11.25   12/11/06    0  530,630 1,344,720
--------------------------------------------------------------------------------------------------
  Robert B. Moore, Jr..... 25,000(2)    2.1      11.25    11.25   12/11/06    0  176,877   448,240
--------------------------------------------------------------------------------------------------
  Diane M. Sullivan....... 60,000(2)    5.0      11.25    11.25   12/11/06    0  424,504 1,075,776
--------------------------------------------------------------------------------------------------
  Gerrald B. Silverman.... 44,000(2)    3.7      11.25    11.25   12/11/06    0  311,303   788,903
--------------------------------------------------------------------------------------------------
  Dennis Garro............ 30,000(2)    2.5      11.25    11.25   12/11/06    0  212,252   537,888

--------
(1) Based upon the market price on the date of grant and an annual appreciation at the rate stated of such market price through the expiration date of such options. The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(2) The options were granted by the Compensation Committee under the 1995 Plan to Messrs. Siegel, Moore, Silverman and Garro and Ms. Sullivan on December 11, 1996, with respect to fiscal 1996. Options are exercisable as to one-third of the shares underlying the options on each of the first, second and third anniversaries of the date of grant.

 Aggregated Option Exercises and Option Values

  The following table shows information concerning the exercise of stock options during fiscal year 1996 by each of the named executive officers and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF
                                                          NUMBER OF UNEXERCISED      UNEXERCISED IN-THE-MONEY
                                                          OPTIONS AT FY-END (#)      OPTIONS AT FY-END ($)(1)
                           SHARES ACQUIRED    VALUE     ---------------------------  -------------------------
  NAME                     ON EXERCISE (#) REALIZED ($) EXERCISABLE   UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
  ----                     --------------- ------------ -----------   -------------  ----------- -------------
  Robert C. Siegel........     50,000        381,250      166,666(2)     253,334(3)    195,000      420,000
--------------------------------------------------------------------------------------------------------------
  Robert B. Moore, Jr. ...          0              0       60,000(4)      60,000(5)    487,500       90,000
--------------------------------------------------------------------------------------------------------------
  Diane M. Sullivan.......          0              0       10,000(6)      60,000(7)        --        90,000
--------------------------------------------------------------------------------------------------------------
  Gerrald B. Silverman....          0              0       55,000(8)      54,000(9)    243,750       99,000
--------------------------------------------------------------------------------------------------------------
  Dennis Garro............          0              0       55,000(10)     42,000(11)   243,750       72,000

--------
(1) Represents the difference between the closing price of the Company's Common Stock on November 29, 1996 ($10.00) and the exercise price of the options, multiplied by the number of shares represented by such options.
(2) Represents options to purchase 20,000 shares exercisable on December 13, 1995 at an exercise price of $.25 per share, options to purchase 120,000 shares at an exercise price of $15.875, which represents the closing price of the Company's Common Stock on the date the Company entered into an employment agreement with Mr. Siegel (October 21, 1993) and options to purchase 26,666 shares exercisable on February 10, 1996 at an exercise price of $12.25 per share.
(3) Represents options to purchase 20,000 shares at an exercise price of $.25, exercisable on December 13, 1996, options to purchase 40,000 shares at an exercise price of $15.875, exercisable on each of October 21, 1997 and 1998, options to purchase 26,667 shares at a purchase price of $12.25, exercisable on each of February 10, 1997 and 1998, and options to purchase 33,333 shares at a purchase price of $7.75, exercisable on each of December 12, 1996, 1997 and 1998.
(4) Represents options to purchase 50,000 shares at an exercise price of $.25, which are immediately exercisable but carry restrictions on resale of any Company Stock purchased pursuant to the grants. The restrictions lapse as to one-third of the granted shares at the end of the third, fourth and fifth year following the date of grant (provided the executive is employed by the Company through such date). Also options to purchase 10,000 shares exercisable on February 10, 1996 at an exercise price of $12.25 per share.
(5) Represents options to purchase 10,000 shares at a purchase price of $12.25, exercisable on each of February 10, 1997 and 1998, and options to purchase 13,333 shares at a purchase price of $7.75, exercisable on each of December 12, 1996, 1997 and 1998.
(6) Represents options to purchase 10,000 shares exercisable on April 24, 1996 at an exercise price of $12.00 per share.
(7) Represents options to purchase 10,000 shares at a purchase price of $12.00, exercisable on each of April 24, 1997 and 1998, and options to purchase 13,333 shares at a purchase price of $7.75, exercisable on each of December 12, 1996, 1997 and 1998.
(8) Represents options to purchase 25,000 shares at an exercise price of $.25 and 25,000 shares at an exercise price of $14.50, which are immediately exercisable but carry restrictions on resale of any Company Stock purchased pursuant to the grants. The restrictions lapse as to one-third of the granted shares at the end of the third, fourth and fifth year following the date of the grant (provided the executive is employed by the Company through such date). Also options to purchase 5,000 shares exercisable on February 10, 1996 at an exercise price of $12.25 per share.
(9) Represents options to purchase 5,000 shares at a purchase price of $12.25, exercisable on each of February 10, 1997 and 1998, and options to purchase 14,666 shares at a purchase price of $7.75, exercisable on each of December 12, 1996, 1997 and 1998.
(10) Represents options to purchase 25,000 shares at an exercise price of $.25 and 25,000 shares at an exercise price of $13.375, which are immediately exercisable but carry restrictions on resale of any Company Stock purchased pursuant to the grants. The restrictions lapse as to one-third of the granted shares at the end of the third, fourth and fifth year following the date of the grant (provided the executive is employed by the Company through such date). Also options to purchase 5,000 shares exercisable on February 10, 1996 at an exercise price of $12.25 per share.
(11) Represents options to purchase 5,000 shares at a purchase price of $12.25, exercisable on each of February 10, 1997 and 1998, and options to purchase 10,666 shares at a purchase price of $7.75, exercisable on each of December 12, 1996, 1997 and 1998.

EMPLOYMENT AGREEMENT

  On December 11, 1996, the Company entered into a new Employment Agreement with Robert C. Siegel for Mr. Siegel's service to the Company as Chairman of the Board, President and Chief Executive Officer for the period December 15, 1996 through December 15, 1997, replacing Mr. Siegel's previous contract, which expired pursuant to its terms. Mr. Siegel's employment shall be terminated under the terms of the Employment Agreement if Mr. Siegel is not reelected to serve as a director of the Company at the April 23, 1997 Annual Meeting of Stockholders.

  Mr. Siegel's base salary under the Contract for the fiscal year 1997 is $545,000, representing an increase of $25,000 over the $520,000 salary that he received in each of fiscal years 1995 and 1996. In addition, the agreement provides for additional incentive compensation, as follows: (i) eligibility for an annual bonus pursuant to the Company's Annual Incentive Compensation Plan with a "bonus percentage" of 50%, and (ii) a cash amount equal to the excess, if any, of (A) $951,000 over (B) the aggregate fair market value of 60,000 shares of the Company's common stock, corresponding to the number of shares subject to options granted pursuant to an employment agreement with Mr. Siegel dated October 21, 1993 under the Company's 1975 Executive Incentive Stock Purchase Plan, whether or not the shares have actually been acquired or disposed of by Mr. Siegel, plus the aggregate gain, if any, realized by him on any of the option shares acquired and resold during the Employment Period at a price exceeding $15.875 per share, less the aggregate purchase price paid or payable for such shares, upon the occurrence of the first of the following events: (i) if during the year from December 15, 1996 to December 15, 1997 his employment is terminated by the Company; (ii) if on or before October 15, 1997 the Agreement is not extended or replaced by a new agreement covering Mr. Siegel's employment beyond December 15, 1997; (iii) following any renewal of Mr. Siegel's employment, if at any time after December 15, 1997 either Mr. Siegel or the Company terminates his employment with the Company; or (iv) upon his death.

  Mr. Siegel is also entitled to receive certain enumerated perquisites and to participate in the various employee benefit plans which the Company maintains or adopts during his employment period.

  The Employment Agreement also provides for severance payments to Mr. Siegel in the event that the Company terminates Mr. Siegel's employment during the employment period as stated in the Agreement, for any reason other than cause, including the failure by the Company, by October 15, 1997, to further extend the term of Mr. Siegel's employment (in which case his employment will be deemed terminated on December 15, 1997), equal to 12 months' salary plus continued participation in benefit plans. Mr. Siegel has also entered into a Severance Agreement with the Company as described under the heading "Executive Termination Agreements" below.

EXECUTIVE TERMINATION AGREEMENTS

  The Company currently maintains severance agreements with ten key executive officers, including each of the named executive officers in the summary compensation table. These agreements provide that, if within two years after a change in control of the Company, the Company chooses to terminate the executive's employment (other than for cause, death, disability or retirement) or if the executive chooses to leave for good reason, the Company must provide certain specified severance benefits. A change in control of the Company includes the acquisition by a person of 25% of the Company's voting securities, a change of a majority of the members of the Board of Directors of the Company, or approval by the stockholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or a sale of substantially all of the Company's assets.

  Severance benefits under the agreements include the present value, using a 10% discount rate, of three years of base salary, annual bonus, long-term incentive awards and dividend equivalents under the 1975 Plan, based on certain assumptions contained in the agreements. In addition, executives are entitled to receive an additional payment in an amount sufficient to make them whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code"). All amounts earned by the executive but not yet distributed to him or her under the incentive plans, and an amount equal to the present value of additional retirement benefits which would have been earned by the executive had he or she remained in the Company's employ for an additional period of 36 months are to be paid to the executive. The agreements also provide for the lapse upon a change in control of all restrictions on options granted under the 1975 Plan and any successor plan, including the 1995 Plan.

  Each severance agreement expires annually at the end of the calendar year and will be further extended automatically for additional one-year periods unless the Company gives notice three months in advance of the expiration of an agreement that the Company does not wish to extend it for another year. In addition, if a change in control of the Company occurs during the term of such agreement, the agreement provides that it will remain in effect for an additional two years. To date, no amounts have to date been paid to any person under the severance agreements.

RETIREMENT INCOME PLAN

  The Company's Retirement Income Plan, as amended effective as of January 1, 1989 (the "Retirement Plan"), is a non-contributory defined benefit pension plan. For salaried, management, sales and non-production hourly employees, the Retirement Plan covers basic compensation received from the Company and its participating subsidiaries, excluding overtime payments, commissions, bonuses and any other additional compensation and for commissioned sales personnel whose compensation is derived wholly from commissions, the Retirement Plan covers 80% of the commissions received (the "Earnings"). The Retirement Plan provides for an annual pension at normal retirement age, 65 (with a minimum of five years of service), determined as follows: (i) for credited service (the "Credited Service") prior to January 1, 1984, 1% of average annual Earnings (based on 1981, 1982 and 1983 Earnings) up to $9,000 and 1.75% of average annual Earnings in excess of $9,000 multiplied by the number of years of Credited Service prior to January 1, 1984, plus (ii) for Credited Service after January 1, 1984 but prior to January 1, 1989, 1.25% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service and (iii) for Credited Service after January 1, 1989, 1.35% of Earnings up to $15,000 for each year of service and 2% of Earnings in excess of $15,000 for each year of service. If the total number of years of Credited Service exceeds 34 years, an amount equal to 1.80% of annual Earnings for each additional year of service will be added to the retirement benefit.

  The following table shows, as to each of the named executive officers, his or her (i) number of years of Credited Service as of February 25, 1997 and
(ii) estimated annual benefits payable upon retirement at age 65. The amounts presented are on a straight-life annuity basis, but alternative methods of payment are available at the option of the participant. In no event shall benefits payable under the Retirement Plan exceed the maximum allowed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The benefit payment under the Retirement Plan is not subject to any deductions for Social Security benefits or other offset amounts.

                                             NUMBER OF YEARS OF ESTIMATED ANNUAL
                                              CREDITED SERVICE  BENEFITS PAYABLE
                                                   AS OF        UPON RETIREMENT
NAME                                         FEBRUARY 25, 1997     AT AGE 65*
----                                         ------------------ ----------------
Robert C. Siegel............................          3             $20,076
Robert B. Moore, Jr. .......................          4             $63,129
Diane M. Sullivan...........................          1             $71,106
Gerrald B. Silverman........................          2             $82,957
Dennis Garro................................          2             $52,003

--------
* Assumes continued service until age 65 at current salary levels.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee consists of four non-employee directors: Ms. McKenna (Chairperson), Messrs. Gant and Tippett and Mrs. Wagner. Members of the Compensation Committee do not participate in any employee compensation plans administered by the Committee or the Board of Directors.

  This report is required by the SEC disclosure requirements and relates to compensation paid for the Company's 1996 fiscal year to Robert C. Siegel, Chairman, President and Chief Executive Officer and all of the executive officers of the Company.

 Compensation Philosophy

  The Company's executive compensation program is designed to closely link compensation to corporate performance and returns to stockholders. The overall objectives of this strategy are to attract and retain high quality executive talent, to motivate these executives to achieve the Company's strategic goals and to link executive and stockholder interests. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the price of the Company's Common Stock.

  To meet this goal, the Compensation Committee reviews Company, division and personal performance, stock price and executive compensation levels. An independent executive compensation consultant has been used from time to time to assess the competitiveness of the executive compensation program in relation to those of other public corporations with which the Company competes for executive talent. The corporations whose compensation practices have been studied as part of this comparative review are not limited to the Standard & Poor's Footwear 500 Index participant companies, but rather include the full range of corporations with which the Company competes for executive talent both within and outside the shoe industry.

  The key elements of the Company's executive compensation consist of three components, each of which is intended to serve the Company's overall compensation philosophy: base salary, the Annual Incentive Compensation Plan (the "Annual Plan") and the 1995 Long-Term Growth Incentive Plan (the "1995 Plan"). While the elements of compensation described below are considered separately, the Compensation Committee also evaluates the full compensation package afforded by the Company to each individual, including pension benefits, severance plans, insurance and other benefits.

  Under the Internal Revenue Code, publicly traded corporations such as the Company are not permitted to deduct compensation in excess of $1,000,000 paid to certain top executives, unless the compensation qualifies as "performance-based compensation". The Compensation Committee has determined that no compensation paid by the Company in fiscal 1996 was nondeductible as a result of the $1,000,000 limit. While it is the Company's intention to take all appropriate steps to maximize the Company's compensation deduction, it is possible that situations may arise in which non-deductible compensation may be paid.

 Base Salary

  Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

  Executives' base salaries are reviewed by the Compensation Committee on an annual basis and adjustments are determined by (i) evaluating the performance of the Company and of each executive officer, (ii) considering changes in responsibilities for executives, (iii) with respect to executive officers with responsibility for a particular business unit, considering the unit's financial results and (iv) considering increases in median pay levels for comparable positions at other companies and salary increases granted to other employees of the Company, aiming to implement similar increases to maintain a competitive position.

  On November 16, 1995, the Board of Directors determined to defer most salary increases as a result of the Company's 1995 financial performance. The base salary for Mr. Siegel for fiscal year 1996 was $520,000 per year, which was the same as his base salary for fiscal year 1995. Mr. Siegel's base salary for fiscal year 1997 was increased to $545,000 in the Employment Agreement between the Company and Mr. Siegel dated December 11, 1996.

 Annual Incentives

  Under the Company's Annual Plan as in effect for fiscal 1996, executive officers were eligible for annual cash bonuses equal to a specified percentage of base salary, based on the extent to which certain performance goals were met. These performance goals were established at the beginning of the fiscal year by the Compensation Committee, in consultation with the Chief Executive Officer, and included a threshold consolidated pre-tax income goal, minimum consolidated pre-tax income goals and divisional pre-tax income goals, where appropriate. The Annual Plan establishes bonus pools for groups of participants with the same performance goals and allows bonus awards from each bonus pool within a range. With respect to fiscal 1996, however, because Company performance did not meet the minimum threshold for payment under the Annual Plan, bonus payments were not made, with the exception of payments made to Gerrald Silverman and one executive officer not included among the named executive officers, who received payments because of prior employment commitments and Diane Sullivan in recognition of her performance and the attainment of financial goals by the Wholesale Division of Stride Rite Children's Group, Inc. Mr. Siegel did not receive a bonus for fiscal years 1995 or 1996 as the threshold consolidated pre-tax income goal had not been met.

 Stock Options

  Under the Company's 1995 Plan, the Compensation Committee may grant rights to purchase Common Stock at its then current market value. The Compensation Committee sets guidelines for such awards based on factors including competitive compensation data, the importance of the position, incentive towards achievement of future long-term goals, corporate performance and individual performance against objectives agreed between each employee and his or her manager. The options granted generally vest on the first, second and third anniversaries of the grant if the executive is then employed with the Company.

  Pursuant to the 1995 Plan, Mr. Siegel was granted an option to purchase 75,000 shares of Common Stock at $11.25 per share (the closing price of the Company's Common Stock on the New York Stock Exchange-- Composite Tape, on December 11, 1996, the date of grant), vesting one-third on each of the first, second and third anniversaries of the December 11, 1996 grant date. The amount and terms of these options were determined in recognition of his 1996 performance against the individual goals established by the Committee, the importance of his position and as an incentive for future performance. The Committee also considered the number and prices for options currently held by Mr. Siegel.

 Conclusion

  Through the programs described above, a substantial portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In fiscal 1996, the Company's performance did not reach the thresholds necessary to trigger any performance-based compensation for Mr. Siegel. No executive officer received a bonus payment for fiscal 1996 other than three, two of which were paid because of employment arrangements and one paid in recognition of performance. The Compensation Committee intends to continue the policy of directly linking a significant portion of executive compensation to corporate performance and stockholder returns.

                                                    COMPENSATION COMMITTEE

                                                    Margaret A. McKenna
                                                    (Chairperson)
                                                    Donald R. Gant
                                                    W. Paul Tippett, Jr.
                                                    Jeanette S. Wagner

PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Standard & Poor's Footwear--500 Index (a performance indicator of peer group companies), for a period of five fiscal years commencing November 29, 1991 and ending November 29, 1996. The Standard & Poor's Footwear--500 Index consists of Reebok International Ltd., Nike, Inc. and the Company.



                        [PEFORMANCE GRAPH APPEARS HERE]

                                         1991  1992   1993   1994   1995   1996
                                         ---- ------ ------ ------ ------ ------
Company................................. 100   80.62  76.61  52.60  38.32  44.79
S&P Footwear--500 Index................. 100  129.67  94.10 113.32 144.49 264.57
S&P 500 Index........................... 100  118.47 130.44 131.80 180.54 230.84

CERTAIN TRANSACTIONS WITH MANAGEMENT

  During fiscal 1994, the Company extended Dennis Garro, President of the Retail Division, a loan in the amount of $99,000. The highest amount outstanding on this loan since the beginning of fiscal 1996 was $66,000. As of February 25, 1997, $66,000 was outstanding on this loan. Further, in fiscal 1994, the Company extended Gerrald B. Silverman, Senior Vice President, Sales of The Keds Corporation, a loan in the amount of $99,000. The highest amount outstanding on this loan since the beginning of fiscal 1996 was $66,000. As of February 25, 1997, $33,000 was outstanding on this loan. During fiscal 1993, the Company extended to Karen K. Crider, General Counsel, Clerk and Secretary of the Company, a loan in the amount of $99,000. The highest amount outstanding on this loan since the beginning of fiscal 1996 was $66,000. As of February 25, 1997, $66,000 was outstanding. In fiscal 1992 the Company extended to Robert B. Moore, Jr., the President of Sperry Top-Sider, Inc., a subsidiary of the Company, and his wife jointly, a loan in the amount of $224,000. The highest amount outstanding since the beginning of fiscal 1996 was $33,000. As of February 25, 1997, $33,000 was outstanding. The outstanding balance on each of the four loans bears interest at a rate of six (6%) percent per annum.

                           2. SELECTION OF AUDITORS

  Although Massachusetts law no longer requires that the Company's auditors be approved each year by the stockholders, the Board of Directors continues the practice of submitting such selection to the stockholders for their approval because the Board deems it appropriate to do so. The Board of Directors has selected Coopers & Lybrand L.L.P., which has acted as auditors of the Company since 1972, to act as auditors for its current fiscal year. In the event that the stockholders do not approve of Coopers & Lybrand L.L.P., the Board of Directors will reconsider the appointment of Coopers & Lybrand L.L.P.

  A representative of Coopers & Lybrand L.L.P. will be present at the meeting, will be provided the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from the stockholders.

  The Company's consolidated financial statements for the 1996 fiscal year were examined and reported upon by Coopers & Lybrand L.L.P. In connection with that examination, they also reviewed the Company's Annual Report and the Company's filings with the SEC, and provided consultations on financial statement implications of matters under consideration. Coopers & Lybrand L.L.P. also examined and reported upon the financial statements of the Company's retirement and pension plans.

                               3. OTHER MATTERS

  The Board of Directors of the Company is not aware of any other matters which may come before the meeting. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matters.

                              PROXY SOLICITATION

  The solicitation of proxies will be principally by mail, and may be followed by telephone and personal contacts by officers, directors or regular employees of the Company, or by employees of D.F. King & Company, Inc., proxy solicitors for the Company. The cost of soliciting proxies will be borne by the Company.

The agreement with D.F. King & Company, Inc. is on customary terms. The costs of proxy solicitation are not anticipated to exceed $10,000, unless circumstances require otherwise. Brokers and others holding shares of Common Stock in their names or in the names of their nominees will be expected to forward copies of the Company's proxy soliciting material to beneficial owners of such shares and to seek authority for execution of proxies and will be reimbursed by the Company for their reasonable expenses.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company on or before November 3, 1997 to be considered for inclusion in the proxy material for that meeting. Any such proposal should be addressed as follows:

                                                Office of the Clerk
                                                The Stride Rite Corporation
                                                191 Spring Street
                                                P.O. Box 9191
                                                Lexington, Massachusetts
                                                02173-9191

March 3, 1997

                                                                      0865-PS-97

                          THE STRIDE RITE CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors


                The undersigned hereby appoints ROBERT C. SIEGEL and JOHN R. RANELLI, and each of them acting solely, proxies, with full power of
  P substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated below, all of
  R the shares of Common Stock par value $.25 per share, of The Stride Rite Corporation (the "Company") which the undersigned is entitled to vote at
  O the Annual Meeting of Stockholders of the Company to be held at its executive offices, 191 Spring Street, Lexington, Massachusetts, on
  X Wednesday, April 23, 1997, at 10:00 A.M. (Boston time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on
  Y the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and upon such other matters as may properly be brought before such meeting and any adjournment(s) or postponement(s) thereof.

                The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of and Proxy Statement for the aforesaid meeting.

                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


                                                                -------------
                    (PLEASE SIGN AND DATE ON REVERSE SIDE        SEE REVERSE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)      SIDE
                                                                -------------

--------------------------------------------------------------------------------
[X]     Please mark
        votes as in
        this example

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

        1. Election of Directors
        Nominees: Robert L. Seelert, Robert C. Seigel and
                  Myles J. Slosberg
                        FOR  WITHHELD
                        [_]     [_]

        [_]
            ---------------------------------------
             For all nominees except as noted above


        2.  Proposal to ratify selection of        FOR     AGAINST   ABSTAIN
            Coopers & Lybrand LLP as               [_]       [_]       [_]
            Auditors of the Company.


                                                   MARK HERE
                                                   FOR ADDRESS         [_]
                                                   CHANGE AND
                                                   NOTE AT LEFT

Sign exactly as name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.



Signature:                                          Date:
           --------------------------------                ----------------

Signature:                                          Date:
           --------------------------------                ----------------